                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of September 2, 2003 by and between Jarden Corporation, a Delaware corporation ("JARDEN"), and American Manufacturing Company, Inc., a Pennsylvania corporation ("AMC" ).

         WHEREAS, pursuant to a Stock Purchase Agreement dated August 15, 2003 (the "PURCHASE AGREEMENT") by and among Jarden, Lehigh Consumer Products Corporation, a Pennsylvania corporation ("LEHIGH"), and AMC, on the date hereof Jarden acquired all of the outstanding capital stock of Lehigh from AMC;

         WHEREAS, pursuant to Section 2.2 of the Purchase Agreement, Jarden may issue shares of its common stock, $.01 par value per share ("JARDEN COMMON STOCK"), to AMC (and its assignees and designees) if Lehigh satisfies certain post-closing earn-out targets; and

         WHEREAS, Jarden and AMC have agreed to enter into this Agreement (the execution of this Agreement by Jarden and AMC being a condition to the closing of the transactions contemplated by the Purchase Agreement) providing for the registration of the shares of Jarden Common Stock that may be issued to AMC (and its assignees and designees) pursuant to the Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals and for good and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. The following terms, as used herein, shall have the following meanings:


                  "HOLDER" and "HOLDERS" means AMC, any assignee or designee of AMC's rights to receive Jarden Common Stock pursuant to Section 2.2 of the Purchase Agreement and any Lehigh Manager to whom AMC assigns Jarden Common Stock received pursuant to Section 2.2 of the Purchase Agreement following the issuance thereof; provided that any such assignee, designee or Lehigh Manager execute a joinder to this Agreement in accordance with Section 5.9 hereof.

                  "LEHIGH MANAGERS" means the individuals that have entered into Executive Agreements with AMC pursuant to which such individuals are granted the right to receive a portion of the Jarden Common Stock issued or issuable to AMC pursuant to Section 2.2 of the Purchase Agreement.

                  "NYSE" means the New York Stock Exchange.

                  "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a business or other trust, a joint venture, any other business entity or an unincorporated organization.

                  "PROSPECTUS" means the prospectus included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in the Prospectus.

                  "REGISTRABLE SECURITIES" means (i) the shares of Jarden Common Stock issued to the Holders pursuant to Section 2.2 of the Purchase Agreement,
(ii) any shares of Jarden Common Stock issued to the Holders pursuant to Section 2.1(c)(ii) hereof, and (iii) any shares of Jarden Common Stock issued with respect to the shares described in clauses (i) and (ii) above as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events; provided that such shares of Jarden Common Stock shall cease to be Registrable Securities (x) when such shares have been sold or otherwise transferred by the Holders pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 ACT"), or (y) when such shares have been sold or otherwise transferred by the Holders in a private transaction in which the transferor's rights under this Agreement are not assigned, or (z) when all Registrable Securities issued to AMC may be sold without restriction by AMC pursuant to Rule 144(k) under the 1933 Act (such determination to be made either by counsel selected by AMC or by the delivery of a "no-action letter" by the Commission specifically addressing the resale by AMC of the Registrable Securities pursuant to Rule 144(k)).


                  "STOCK ISSUANCE CLOSING DATE" means the date upon which the shares of Jarden Common Stock are issued to the Holders pursuant to Section 2.2 of the Purchase Agreement.

         SECTION 1.2 CONSTRUCTION. Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles, sections and paragraphs refer to articles, sections and paragraphs of this Agreement, and the terms "hereof," "herein" and other like terms refer to this Agreement as a whole.

         SECTION 1.3 HEADINGS. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                   ARTICLE II
                               REGISTRATION RIGHTS

SECTION 2.1       SHELF REGISTRATION.
                  ------------------

         (a) Unless Jarden delivers to the Holders a written instrument satisfactory in form and substance to AMC that Jarden waives its rights to deliver Jarden Common Stock to the Holders pursuant to Section 2.2 of the Purchase Agreement, Jarden shall, by January 15, 2006, prepare and file with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 or any successor form thereto (as amended and supplemented from time to time, the "SHELF REGISTRATION STATEMENT") with respect to the resale of the Registrable Securities by the Holders in accordance with Rule 415 under the 1933 Act.

         (b) Jarden will use its best efforts to cause the Shelf Registration Statement to be declared effective (i) on or prior to the Stock Issuance Closing Date (the "FIRST REGISTRATION DATE") or (ii) if Jarden is unable to cause the Shelf Registration Statement to be declared effective on or prior to the Stock Issuance Closing Date after using its best efforts and Jarden is permitted to issue the Jarden Common Stock to the Holders in accordance with Section 2.2(f)(iii) of the Purchase Agreement instead of cash, no later than six (6) months following the Stock Issuance Closing Date (such effective date, the "SECOND REGISTRATION DATE"), and Jarden will notify the Holders in writing of the First Registration Date or the Second Registration Date, as applicable, at least five (5) Business Days prior to its good faith estimate of such date. Except as provided in Section 3.4 hereof, Jarden will use its best efforts to keep such Shelf Registration Statement continuously effective and in compliance with the 1933 Act and usable for resale of the Registrable Securities until the earlier of (x) the second anniversary of the Stock Issuance Closing Date (or, if Jarden Common Stock is issued pursuant to Section 2.1(c)(ii) hereof, the second anniversary of the issuance date with respect to such Jarden Common Stock) and
(y) the date on which all shares of Jarden Common Stock cease to be Registrable Securities (such period being called the "SHELF REGISTRATION PERIOD").

         (c) If the Shelf Registration Statement is not declared effective by the Commission by the First Registration Date and Jarden is permitted to issue Jarden Common Stock to the Holders pursuant to Section 2.2(f)(iii) of the Purchase Agreement, Jarden shall make payments to the Holders as follows (which shall be the Holders' exclusive remedy under this Agreement with respect to any delay in the effectiveness of the Shelf Registration Statement beyond the First Registration Date):

               (i) For the period from the Stock Issuance Closing Date through the Second Registration Date, Jarden shall pay to each Holder interest at the annual rate of eight percent (8%) (calculated on the basis of a year of 365 days) based upon the Initial Average Market Price, multiplied by the number of Registrable Securities issued to such Holder (the "INTEREST AMOUNT"). For purposes of this Agreement, the "INITIAL AVERAGE MARKET PRICE" shall be equal to the average of the closing prices for a share of Jarden Common Stock on the NYSE during the ten (10) consecutive trading days ending two business days prior to the Stock Issuance Closing Date.

               (ii) On the Second Registration Date, Jarden shall pay the Interest Amount and such amount shall be paid, at Jarden's option, in cash and/or in Jarden Common Stock (based upon the Final Average Market Price). Any Jarden Common Stock issued pursuant to this Section 2.1(c)(ii) shall be deemed to be "Registrable Securities" hereunder and shall be included in the Shelf Registration Statement as of the date of issuance of such Jarden Common Stock. For purposes of this Agreement, the "FINAL AVERAGE MARKET PRICE" shall be equal to the average of the closing prices for a share of Jarden Common Stock on the NYSE during the ten (10) consecutive trading days ending two business days prior to the Second Registration Date.

         (d) If at any time within sixty (60) days following the First Registration Date or the Second Registration Date a Sales Blackout Period is commenced under Section 3.4 hereof, Jarden shall make payments to the Holders as follows:

               (i) For the period from the first day of such Sales Blackout Period (the "BLACKOUT PERIOD COMMENCEMENT Date") through the last day of such Sales Blackout Period (the "BLACKOUT PERIOD TERMINATION DATE"), Jarden shall pay to each Holder interest at the annual rate of eight percent (8%) (calculated on the basis of a year of 365 days) based upon the Initial Average Market Price (or, as applicable, the Final Average Market Price with respect to any shares of Jarden Common Stock issued on the Second Registration Date in accordance with
Section 2.1(c)(ii)), multiplied by the number of Registrable Securities held by such Holder on the Blackout Period Commencement Date (the "BLACKOUT PERIOD INTEREST AMOUNT").

               (ii) Jarden shall pay the Blackout Period Interest Amount to each Holder within five (5) business days of the Blackout Period Termination Date, any such payment to be made by wire transfer of immediately available funds to an account specified in writing by such Holder.

                                  ARTICLE III
                             REGISTRATION PROCEDURES

SECTION 3.1        FILINGS; INFORMATION.
                   --------------------

         (a) In connection with the Shelf Registration Statement filed pursuant to Section 2.1 hereof, Jarden shall:

               (i) at least three (3) days prior to filing the Shelf Registration Statement, the Prospectus or any amendments or supplements thereto, furnish to each Holder copies thereof without charge so as to permit such Holder to comment on the information provided by such Holder for inclusion in the Shelf Registration Statement, the Prospectus or any amendments or supplements thereto;

               (ii) subject to Section 3.4 hereof, prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the Prospectus as may be necessary to keep the Shelf Registration Statement effective during the Shelf Registration Period and to enable the Registrable Securities to be sold under the Shelf Registration Statement by the Holders in accordance with the intended method or methods of disposition described in the Shelf Registration Statement;

               (iii) furnish to each Holder, without charge, such number of conformed copies of the Shelf Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus (including each preliminary prospectus), and such documents incorporated by reference in the Shelf Registration Statement or the Prospectus as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities; and Jarden hereby consents (except as otherwise provided in Sections 3.1(b)(ii) or 3.4 hereof) to the use of the Prospectus or any amendment or supplement thereto in accordance with applicable law by the Holders, in each case in the form most recently provided by Jarden, during the Shelf Registration Period in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto in accordance with applicable law;

               (iv) use its commercially reasonable efforts to register or qualify all Registrable Securities covered by the Shelf Registration Statement under the securities or blue sky laws of such jurisdictions as the Holders shall request, to keep such registration or qualification in effect for the Shelf Registration Period, and to take any other reasonable action which may be necessary to enable the Registrable Securities to be sold under the Shelf Registration Statement in such jurisdictions; provided, that Jarden shall not be required to (A) qualify generally to do business as a foreign corporation in any such jurisdiction wherein it is not so qualified, (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any jurisdiction where it would not otherwise be liable for such taxes;

               (v) promptly notify each Holder in writing during the Shelf Registration Period (A) of the happening of any event as a result of which the Prospectus included in the Shelf Registration Statement, as then in effect, includes as to Jarden an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of the Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, the Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, and (C) of the receipt by Jarden of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

               (vi) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any post-effective amendment thereto or any order suspending or preventing the use of any Prospectus or suspending the qualification of any Registrable Securities for sale in any jurisdiction, in each case as promptly as practicable;

               (vii) comply in all material respects with the provisions of the 1933 Act applicable to Jarden with respect to the disposition of all of the Registrable Securities covered by the Shelf Registration Statement in accordance with the intended method or methods of disposition by the Holders; and

               (viii) use its commercially reasonable efforts to list (prior to the effective date of the Shelf Registration Statement, if necessary) all Registrable Securities covered by the Shelf Registration Statement, to the extent they are not already so listed, on the NYSE, or if Jarden Common Stock is not traded on the NYSE, the principal exchange on which Jarden Common Stock is traded.

         (b) In connection with the Shelf Registration Statement filed pursuant to Section 2.1 hereof, each Holder shall:

               (i) upon receipt of any notice from Jarden in accordance with
Section 3.1(a)(v) hereof (but, with respect to clause (C) thereof, only with respect to the jurisdiction suspending qualification), immediately discontinue the offer and sale of Registrable Securities pursuant to the Prospectus until receipt by the Holders of copies of an amended or supplemented Prospectus or until Jarden notifies the Holders in writing that the applicable suspension has been removed; and, if so directed by Jarden, the Holders will deliver to Jarden all copies, other than permanent file copies then in the Holders' possession, of the most recent Prospectus at the time of receipt of such notice;

               (ii) cooperate with Jarden in connection with the preparation and filing of any Shelf Registration Statement and, upon written request from Jarden, each Holder shall promptly furnish in writing to Jarden such information regarding such Holder, the distribution of the Registrable Securities and other matters as may be required by applicable law, rule or regulation for inclusion in the Shelf Registration Statement (or any amendment or supplement thereto), it being agreed that the provision of such information by such Holder to Jarden shall be a condition precedent to Jarden's obligations under Sections 2.1 and
3.1 hereof with respect to the Registrable Securities held by such Holder;

               (iii) not during the Shelf Registration Period (A) effect any stabilization transactions or engage in any stabilization activity in connection with Jarden Common Stock or other equity securities of Jarden in contravention of Regulation M under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), or (B) permit any "Affiliated Purchaser" (as that term is defined in Regulation M under the 1934 Act) to bid for or purchase for any account in which such Holder has a beneficial interest, or attempt to induce any other Person to purchase, any shares of Jarden Common Stock or other equity securities of Jarden in contravention of Regulation M under the 1934 Act; and

               (iv) (A) offer to sell, sell or otherwise distribute the Registrable Securities in reliance upon the Shelf Registration Statement only after the Shelf Registration Statement has been declared effective under the 1933 Act, (B) distribute the Registrable Securities only in accordance with the manner of distribution contemplated by the Prospectus, and (C) report to Jarden in writing when such Holder no longer holds any Registrable Securities.

         (c) Except as otherwise expressly provided herein, Jarden shall not be required to take any action or enter into any agreement with any Holder or any third party for or on behalf of any Holder in connection with the disposition of Registrable Securities (including, without limitation, underwriting agreements).

         SECTION 3.2 REGISTRATION EXPENSES. In connection with the Shelf Registration Statement, Jarden shall pay the following expenses incurred in connection with such registration: (i) registration and filing fees and expenses associated with filings required by the Commission and the NYSE, (ii) fees and expenses of compliance with federal or state securities or blue sky laws (including fees and disbursements of counsel for Jarden in connection with blue sky qualifications of the Registrable Securities), (iii) printing, messenger and delivery expenses, (iv) fees and expenses incurred in connection with the listing of the Registrable Securities in accordance with Section 3.1(a)(vii),
(v) fees and expenses of counsel and independent certified public accountants for Jarden and (vi) the reasonable fees and expenses of any additional experts retained by Jarden in connection with such registration. In addition, Jarden shall reimburse the Holders for the reasonable fees and expenses of one counsel for all of the Holders incurred in connection with the Holders' cooperation with Jarden in the preparation and filing of the Shelf Registration Statement (regardless of whether such Shelf Registration Statement is declared effective)..

         SECTION 3.3 TERMINATION. This Agreement shall terminate and be of no further force or effect upon the first to occur of the following events (a) upon delivery by Jarden to the Holders of a written instrument satisfactory in form and substance to AMC that Jarden irrevocably waives its rights to deliver Jarden Common Stock to the Holders pursuant to Section 2.2 of the Purchase Agreement,
(b) immediately following the consummation of the Contingent Consideration Closing Date (as defined in the Purchase Agreement) in which no shares of Jarden Common Stock are issued to the Holders, and (c) the expiration of the Shelf Registration Period; provided, however, that in the event this Agreement is terminated pursuant to Section 3.3(c), the provisions of Article IV hereof shall survive such termination.

         SECTION 3.4 INFORMATION BLACKOUT.

         (a) At any time when the Shelf Registration Statement is effective, upon written notice from Jarden to the Holders that the Board of Directors of Jarden, after consultation with counsel, has determined in good faith that the sale of Registrable Securities pursuant to the Shelf Registration Statement would significantly interfere with any material pending or contemplated financing, merger, sale or acquisition of assets, recapitalization or other material corporate action of Jarden, or would require Jarden to disclose any material non-public information that has not theretofore been disclosed and which disclosure would have a material adverse effect on Jarden, and it is therefore essential to suspend sales of Registrable Securities pursuant to the Shelf Registration Statement, Jarden's obligations under Section 3.1(a)(ii) hereof shall be suspended until the earlier of (i) sixty (60) days after Jarden notifies the Holders of such good faith determination, or (ii) such time as Jarden notifies the Holders that such material information has been disclosed to the public or has ceased to be material or that sales pursuant to the Shelf Registration Statement may otherwise be resumed, such notification to be made promptly after Jarden has determined reasonably and in good faith that such material information has been disclosed to the public or has ceased to be material or that sales pursuant to the Shelf Registration Statement may otherwise be resumed (the number of days from such suspension of sales by the Holders until the day when such sales may be resumed hereunder is hereinafter called a "SALES BLACKOUT PERIOD"). The Holders shall suspend sales of the Registrable Securities pursuant to the Shelf Registration Statement during any Sales Blackout Period.

         (b) Jarden shall use its best efforts not to commence a Sales Blackout Period within sixty (60) days after (i) the First Registration Date or the Second Registration Date, as applicable, or (ii) the end of a Sales Blackout Period. Jarden shall not be permitted to commence more than three (3) Sales Blackout Periods during the Shelf Registration Period.

         (c) No Sales Blackout Period shall preclude any sales of Registrable Securities that any Holder may effect in compliance with Rule 144; provided that such Holder otherwise conforms with the requirements under the 1933 Act and the 1934 Act.

         (d) Each Holder agrees that, upon receipt of any notice from Jarden pursuant to this Section 3.4, such Holder will (i) keep confidential such notice, its content and any information provided by Jarden in connection therewith, and (ii) if so directed by Jarden, deliver to Jarden all copies then in such Holder's possession, other than permanent file copies, of the Prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                                   ARTICLE IV
                        INDEMNIFICATION AND CONTRIBUTION

         SECTION 4.1 INDEMNIFICATION BY JARDEN. Jarden agrees to indemnify and hold harmless each Holder and each Person, if any, who controls such Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, an "indemnified party," as applicable) from and against any and all losses, claims, damages and liabilities, joint or several (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, whether commenced or threatened, except as otherwise provided in Section 4.3 hereof), insofar as such losses, claims, damages or liabilities are caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or the Prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading, or (ii) any violation by Jarden of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law in connection with the offering covered by the Shelf Registration Statement; provided, however, that Jarden shall not be liable insofar as such losses, claims, damages or liabilities are caused by (1) any such untrue statement or omission or alleged untrue statement or omission (a) made in reliance upon and in conformity with written information furnished to Jarden by any indemnified party for use in the Shelf Registration Statement or the Prospectus (or any amendment or supplement thereto) or the plan of distribution furnished in writing to Jarden by or on behalf of such indemnified party expressly for use therein, or (b) that was corrected in an amendment or supplement to the Shelf Registration Statement or the Prospectus and Jarden had furnished copies thereof to each Holder prior to the relevant date of sale by the Holder to the Person asserting such loss, claim, damage or liability or (2) the breach by any Holder of the provisions of Section 3.1(b)(i) hereof.

         SECTION 4.2 INDEMNIFICATION BY THE HOLDERS. Each Holder severally and not jointly agrees to indemnify and hold harmless Jarden and each Person, if any, who controls Jarden within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any other holder of Registrable Securities selling securities under such Shelf Registration Statement (each, an "indemnified party," as applicable), from and against any and all losses, claims, damages and liabilities, joint or several (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, except as otherwise provided in Section 4.3 hereof), insofar as such losses, claims, damages or liabilities are caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or the Prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading, but only with reference to information furnished in writing by or on behalf of such Holder expressly for use in the Shelf Registration Statement or the Prospectus or any amendments or supplements thereto, or (ii) any violation by such Holder of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law in connection with the offering covered by the Shelf Registration Statement.

         SECTION 4.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Each party indemnified under Sections 4.1 or 4.2 above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in Sections 4.1 or 4.2 above except to the extent that the indemnifying party was actually prejudiced by such failure. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless in the indemnifying party's reasonable judgment a conflict of interest between such indemnified party and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes to assume the defense thereof (with counsel that has been approved by the indemnified party (which approval shall not be unreasonably withheld, conditioned or delayed)). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that the indemnifying party shall pay such expense, to the extent reasonable, if representation of such indemnified party by counsel retained by the indemnifying party would be reasonably likely to result in a conflict of interest between the indemnified party and the indemnifying party. Any indemnifying party against whom indemnity may be sought under

Sections 4.1 or 4.2 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the written consent of the indemnifying party. No indemnifying party shall consent to the entry of any judgment or enter into any settlement without the consent of the indemnified party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party a release from all liabilities in respect of such claim or litigation and no indemnifying party may agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, delayed or conditioned. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in, but not control, the defense thereof, with counsel of its own choice, but, except as otherwise provided in the third sentence of this Section 4.3, the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

         SECTION 4.4 LIMITATION ON INDEMNITY.

         (a) The indemnity provided for hereunder shall not inure to the benefit of any indemnified party to the extent that the claim is based on such indemnified party's failure to comply with the applicable prospectus delivery requirements of the 1933 Act as then applicable to the Person asserting the loss, claim, damage or liability for which indemnity is sought.

         (b) In no event shall the liability of any Holder under this Article IV, whether for indemnification or contribution, exceed the net proceeds received by the Holder from the sale of Registrable Securities pursuant to the Shelf Registration Statement.

         SECTION 4.5 CONTRIBUTION. If the indemnification provided for in this
Article IV is held by a court of competent jurisdiction to be unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to herein, then in lieu of such indemnification the indemnifying party shall, to the extent permitted by applicable law, contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on one hand or by or on behalf of the indemnified party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Jarden and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Neither Jarden nor any of the Holders shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

                                   ARTICLE V
                                  MISCELLANEOUS

         SECTION 5.1 RULE 144. Jarden covenants that it shall timely file any reports required to be filed by it under the 1934 Act and shall at all times comply with the requirements under Rule 144(c) under the 1933 Act, as such rule may be amended from time to time, and take such further action as any Holder may reasonably request to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the 1933 Act within the limitations of the exemptions provided by Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, including, but not limited to, furnishing an opinion of counsel to Jarden's transfer agent (if requested by such transfer agent) as to the transferability of such Registrable Securities and removal of any legends from the certificates representing the Registrable Securities so transferred.

         SECTION 5.2 EXPENSES. Except to the extent otherwise expressly provided in Section 3.2 hereof, each party shall pay its own expenses incident to the transactions contemplated hereby.

         SECTION 5.3 GOVERNING LAW. This Agreement shall be construed in accordance with and governed exclusively by the laws of the State of Delaware (without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction).

         SECTION 5.4 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 5.5 CONSENT TO EXCLUSIVE JURISDICTION OF THE COURTS OF
DELAWARE.

         (a) Each of the parties hereto hereby consents to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of or in connection with this Agreement or any of the transactions contemplated hereby, including, without limitation, any

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

proceeding relating to ancillary measures in aid of arbitration, provisional remedies and interim relief, or any proceeding to enforce any arbitral decision or award.

         (b) Each of the parties hereto hereby expressly waives any and all rights to bring any suit, action or other proceeding in or before any court or tribunal other than the courts of the State of Delaware and the United States District Court for the District of Delaware and covenants that such party shall not seek in any manner to resolve any dispute other than as set forth herein or to challenge or set aside any decision, award or judgment obtained in accordance with the provisions hereof.

         (c) Each of the parties hereto hereby expressly waives any and all objections such party may have to venue in any of such courts, including, without limitation, the inconvenience of such forum. In addition, each of the parties hereto hereby consents to the service of process by personal service or any manner in which notices may be delivered hereunder in accordance with
Section 5.6 and will not object to service of process before any of such courts to the extent so delivered.

         SECTION 5.6 NOTICES. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be by written notice and sent by (a) personal delivery, (b) facsimile machine, with a confirmation copy sent by one of the methods authorized in clauses (a), (c) or
(d) hereof, (c) commercial (including Federal Express) or U.S. Postal Service overnight delivery service, or (d) deposit with the United States Postal Service mailed first class, registered or certified mail, postage prepaid to the Persons set forth on the signature page to this Agreement (and to such other Persons to be copied in connection with notices to such Person) as set forth on the signature page hereof (or on the signature page to any joinder to this Agreement). Notices shall be deemed delivered and to have been received upon the earliest to occur of (i) if sent by personal delivery, upon receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. U.S. Eastern Time, or the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent if sent after 5:00 p.m. U.S. Eastern Time; (iii) if sent by overnight delivery service, the first day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier or United States Postal Service; or (iv) if sent by first class mail, registered or certified, postage prepaid, the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the United States Postal Service. Each party, by notice duly given to each other party hereto, may specify a different address for the giving of any notice hereunder.

         SECTION 5.7 CUMULATIVE REMEDIES; FAILURE TO PURSUE REMEDIES. Except as otherwise provided in Section 2.1(c) hereof, the rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise. Except where a time period is specified, no delay on the part of any party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any other right, power, privilege or remedy.

         SECTION 5.8 AMENDMENTS AND WAIVERS. Except as otherwise expressly provided herein, no provision of this Agreement may be amended or modified except upon the written consent of Jarden and the Holders holding a majority of the shares of Registrable Securities. Any amendment or modification so affected shall be binding upon Jarden and all of the Holders. Any provision of this Agreement may be waived by Jarden and any Holder to be bound by such waiver. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         SECTION 5.9 ASSIGNMENT; BINDING EFFECT. This Agreement may not be assigned, in whole or in part, by any party hereto without the prior written consent of Jarden and the Holders holding a majority of the shares of Registrable Securities; provided, however, that AMC shall be permitted to assign its rights hereunder to any assignee or designee of AMC's rights to receive Jarden Common Stock pursuant to Section 2.2 of the Purchase Agreement and to any Lehigh Manager to whom AMC assigns Jarden Common Stock received pursuant to
Section 2.2 of the Purchase Agreement following the issuance thereof; provided that any such assignee, designee or Lehigh Manager executes a joinder to this Agreement reasonably satisfactory in form to Jarden and AMC. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereof or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         SECTION 5.10 SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any Person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or application to other Persons or circumstances, shall not be affected thereby, and each term and provision of this Agreement is hereby declared to be separate and distinct and shall be enforced to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. If any provision of this Agreement is declared invalid or unenforceable for any reason other than overbreadth, the offending provision will be modified so as to maintain the essential benefits of the bargain among the parties to the maximum extent possible, consistent with applicable law and public policy.

         SECTION 5.11 COUNTERPARTS; SIGNATURES. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document, and all counterparts shall be construed together and shall constitute one instrument. A facsimile or photocopied signature shall be deemed to be the functional equivalent of an original for all purposes.

         SECTION 5.12 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter of this

Agreement and supersedes all prior agreements and understandings pertaining thereto, whether oral or written.

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                                       14

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


      JARDEN:                                   ADDRESS:

      JARDEN CORPORATION                        555 Theodore Fremd Avenue
                                                Rye, NY 10580
                                                Attn: Martin E. Franklin
      By: /s/ Desiree DeStefano                 Fax: 914-867-9405
         ----------------------------------
      Name:  Desiree DeStefano
      Title: Senior Vice President              with a copy to (which
                                                shall not constitute notice):

                                                Kane Kessler, PC
                                                1350 Avenue of the Americas
                                                New York, New York 10019
                                                Attn: Robert L. Lawrence, Esq.
                                                Fax: 212-245-3009



      AMC:                                      ADDRESS:

      AMERICAN MANUFACTURING                    555 Croton Road, Suite 300
      COMPANY, INC.                             King of Prussia, PA 19406
                                                Attn: President
                                                Fax: 610-962-3797
      By: /s/ Robert H. Strouse
          ---------------------------------
      Name:  Robert H. Strouse                  with a copy to (which
      Title: President                          shall not constitute notice):

                                                Drinker Biddle & Reath LLP
                                                105 College Road East
                                                Princeton, NJ 08540
                                                Attn: John E. Stoddard III, Esq.
                                                Fax: 609-799-7000

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